                                                                   Exhibit 3.130

                                     BY-LAWS

                                    ARTICLE I

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING; DATE OF MEETING: The Annual Meeting of the Shareholders of the Corporation shall be held at the Principal or Registered Office of the Corporation in the State of Vermont, or at such other place within or without the State of Vermont as is from time to time designated by the
Directors, at 10:00 o'clock in the fore noon of the 9th day in January     of
each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the purpose of electing Directors and for the transaction of such other business as may be brought before the meeting.

     SECTION 2. SPECIAL MEETINGS: Special Meetings of the Shareholders may be held at the Principal Office, or the Registered Office, of the Corporation in the State of Vermont, or at such other place within or without the State of Vermont as is from time to time designated by the Directors, whenever called in writing on five days' notice, either by vote of a majority of the Board of Directors or when called by the President. Upon request in writing to the President by the holders of ten percent (10%) of all the shares outstanding and entitled to vote, it shall be the duty of the President to call forthwith a Special Meeting of the Shareholders. Such request shall state the purpose or purposes of the meeting.

     SECTION 3. NOTICE OF MEETING: It shall be the duty of the Secretary to cause notice of each Meeting of Shareholders to be mailed to each Shareholder at least ten days prior to the date of the meeting. In the case of the Annual Meeting, the notice shall state the place, day, and hour of the Meeting; and in the case of a Special Meeting, stating in addition the purpose or purposes for which the Meeting is called.

     SECTION 4. QUORUM: At any Meeting of the Shareholders and for all purposes including the election of Directors, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. In the absence of a quorum, the Meeting may adjourn from day to day sine die without further notice. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting (at which a quorum is originally present at any time) may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     SECTION 5. VOTING: At each Meeting of the Shareholders, every Shareholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing, subscribed by such Shareholder or his duly authorized attorney in fact, and delivered to the Secretary of the Corporation before or at the time of the Meeting; and he shall have one vote for each share of stock standing registered in his name at the time of the closing of the transfer books of said Meeting. Only the persons in whose name shares of stock stand on the books of the Corporation at the time of closing of the transfer books for the Meeting shall be entitled to vote in person or by proxy the shares so standing in their names. The votes for Directors, and upon demand of any Shareholder, the vote upon any other question before the Meeting, shall be by ballot. If a quorum is present, the affirmative vote of the majority of shares represented at the Meeting and entitled to vote on the subject matter shall be necessary for the passage of any measure, including the election of Directors, except that the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding capital stock shall be required to approve the sale or mortgage of all, or substantially all, of the property and assets of the Corporation or a plan of merger or consolidation or any other measure where such two-thirds (2/3) vote is required by law.

     SECTION 6. LIST OF SHAREHOLDERS: At each Meeting of Shareholders a complete list, in alphabetical order, of the Shareholders entitled to vote at the Meeting, with the address of each, and the number of shares held by each, certified by the Secretary, shall be prepared by the Secretary and shall be kept on file at the Registered Office of the Corporation in the State of Vermont at least ten days prior to such Meeting. The list shall be subject to inspection by any Shareholder at any time during usual business hours. The list shall also be produced at the Meeting and shall be kept open during the Meeting for inspection by Shareholders.

     SECTION 7. ACTION WITHOUT A MEETING: Any action required or permitted to be taken at any Meeting of the Shareholders may be taken without a meeting thereof, and shall have the same effect as a unanimous vote of Shareholders, provided that a consent in writing setting forth the action or actions so taken is signed by all the Shareholders entitled to vote with respect to the subject matter thereof, and the consent is inserted in the corporate record book.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     SECTION 1. MANAGEMENT: The business, property, and affairs of the Corporation shall be managed and controlled by the Board of Directors, which may do all things and take such acts with respect to the Corporation as are not by law or these By-Laws required to be done or taken by the Shareholders.

     SECTION 2. NUMBER OF DIRECTORS: The number of directors in the initial Board of Directors shall be fixed by the Articles of Association. The number of directors following the initial Board shall not be less than three unless the number of Shareholders is less than three, in which case the number of directors may be as few as the number of Shareholders. The number of Directors may be varied at each Annual Meeting of Shareholders but in no instance shall the number be decreased beyond the limitations set forth in these By-Laws. No decrease in the number of directors under these By-Laws shall have the effect of shortening the term of any incumbent director.

     SECTION 3. QUALIFICATION OF DIRECTORS: TERM OF OFFICE: No Director need be a resident of the State of Vermont, or a Shareholder. The Directors, other than the first Board of Directors, shall be elected by the Shareholders. Each Director, as elected, shall serve until the next Annual Meeting of Shareholders, and until his successor shall have been elected and qualified. The first Board of Directors, which is set forth in the Articles of Association, shall hold office until the first Annual Meeting of Shareholders, or until their successors are elected and qualify.

     SECTION 4. VACANCIES: A vacancy in the Board of Directors through death, resignation, disqualification or other cause may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors are present. A Director so elected shall hold office for the unexpired term of his predecessor in office. Vacancies occurring by reason of removal of a Director without cause shall be filled in accordance with Section 12 of this Article.

     SECTION 5. PLACE OF MEETING, ETC.: The Directors may hold their Meetings and may have one or more offices and keep the books of the Corporation (except as otherwise may be provided for by law) in such place or places in the State of Vermont, or outside of the State of Vermont, as the Board of Directors may from time to time determine.

     SECTION 6. REGULAR MEETINGS: Regular Meetings of the Board of Directors shall be held immediately after and at the same place as the Annual Meeting of the Shareholders. The Directors may provide, by Resolution, the time and place for the holding of additional regular meetings. No notice shall be required for any such Regular Meetings of the Board.

     SECTION 7. SPECIAL MEETINGS: Special Meetings of the Board of Directors shall be held whenever called by the direction of the President or a two-thirds (2/3) majority of the Directors then in office.

     SECTION 8. NOTICE REQUIRED: The Secretary shall give notice of each Special Meeting by mail at least three days before the Meeting or by telegraphing the same at least two days before the Meeting to each Director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a Special Meeting.

     SECTION 9. QUORUM: A majority of the Board of Directors shall constitute a quorum for the transaction of business; but if at any Meeting of the Board there be less than a quorum present, the Directors present may adjourn the Meeting from time to time.

     SECTION 10. VOTING: If a quorum is present, the affirmative vote of a majority of the Directors present at a Meeting at which a quorum is present, shall be necessary for the passage of any measure at such Meeting.

     SECTION 11. ORDER OF BUSINESS: At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors shall determine by resolution.

     SECTION 12. REMOVAL OF DIRECTORS: Any or all of the Directors may be removed for cause by vote of the Shareholders or by action of the Board. Directors may be also removed without cause but only by vote of the Shareholders.

     SECTION 13. RESIGNATION: A Director may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 14. OTHER POWERS: In furtherance and not in limitation of the powers conferred by the laws of the State of Vermont, the Board of Directors is expressly authorized: Without the assent or vote of the Shareholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility, or otherwise, as such Board of Directors, in its discretion, may determine, and to authorize the mortgaging or pledging, as security theretofore, of any propery of the Corporation, real or personal, including after-acquired property when made in the usual and regular course of business of the Corporation.

     SECTION 15. PRESIDING OFFICERS OF THE BOARD: The Chairman shall preside at all Meetings of the Board of Directors and he shall have and perform such other duties as may, from time to time, be assigned to him by the Board of Directors. In the absence or disability of the Chairman, the Board of Directors may elect from among their members a presiding officer pro tempore to preside at such Meetings.

     SECTION 16. ACTION WITHOUT A MEETING: Any action required or permitted to be taken at any Meeting of the Board of Directors may be taken without a Meeting thereof, and shall be as valid as if adopted by the Board of Directors at a duly held Meeting thereof, provided that consent in writing setting forth the action or actions so taken is signed by all the Directors, and that such written consent is inserted in the corporate minute book.

     SECTION 17. MEETINGS BY CONFERENCE TELEPHONE: In addition to the provisions of Section 16 of this Article II, the members of the Board of Directors and the members of any committee designated by the Board of Directors may participate in the meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such a manner shall constitute presence in person at such meeting.

     SECTION 18. INDEMNITY OF DIRECTORS: The Corporation shall indemnify each present or former Director, officer or employee, or any other person who may have served at its request as a Director, officer or employee of a subsidiary of the Corporation, against all expense, loss, damage or cost as follows: (i) of any fine or judgment against him in any action in which the present or former Director, officer or employee of the Corporation or its subsidiary is made a party by reason of being or having been a Director, officer or employee of the Corporation or of any such subsidiary; (ii) of any settlement of any action or threatened action against the present or former Director, officer or employee of the Corporation or its subsidiary by reason of his having been a present or former Director, officer or employee; and (iii) the costs of defense in any action or threatened action as previously referred to in this Section. This indemnity provided herein includes all attorneys fees and courts costs in connection with the foregoing, and all amounts paid by the Corporation to satisfy any judgment or fine as previously referred to. This Section shall apply, however, only if the Board of Directors, using its reasonable business judgment, determines that the present or former Director, officer or employee was acting in good faith within what he reasonably believed to be the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interest of the Corporation or of the subsidiary. The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a Director, officer, or employee and the term "person" where used in the foregoing Section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

                                   ARTICLE III

                                    OFFICERS

     SECTION 1. OFFICERS: The Officers of the Corporation shall be a President, one or more Vice Presidents, one or more of whom may be designated as an Executive Vice-President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors at the Regular Meeting thereof. The Board of Directors may elect one or more Assistant Treasurers and one or more Assistant Secretaries. The Board of Directors shall also elect a Chairman of the Board of Directors, who may also be the President, from among its members and, if he is not the President, the Board of Directors may designate the Chairman as an Officer of the Corporation. The Board of Directors may also elect from time to time at their discretion such other Officers and Agents as may be deemed necessary.

     SECTION 2. HOLDING OFFICE AND TERM OF OFFICE: One person may hold more than one office, except no one person may hold the offices of both President and Secretary. All Officers shall serve until the next Regular Meeting of Directors and until their successors shall have been elected and qualified.

     SECTION 3. VACANCIES: Any vacancy among the Officers of the Corporation may be filled for the unexpired term of the office by the Board of Directors at any Regular Meeting or Special Meeting.

     SECTION 4. REMOVAL OF OFFICERS: All Officers and Agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors.

     SECTION 5. POWERS AND DUTIES OF THE PRESIDENT: The President shall preside at all Meetings of the Shareholders. Subject to the Board of Directors, the President shall have general charge of the business of the Corporation. The President shall keep the Board of Directors fully informed and shall freely consult them concerning the business of the Corporation. The President, may sign and execute all authorized contracts, checks, or other obligations in the name of the Corporation, and with the Secretary shall sign all certificates of bonds and shares of stock in the stock of the Corporation. The President shall do and perform such other duties as are incident to the Office of President and as from time to time may be assigned to him by the Board of Directors.

     SECTION 6. VICE-PRESIDENT: Each Vice-President shall have such powers, and shall perform such duties, as may be assigned to him by the President and the Board of Directors. In the absence, death or disability of the President, the Board of Directors may designate a Vice-President to exercise the powers and duties of the President.

     SECTION 7. POWERS AND DUTIES OF THE TREASURER: The Treasurer shall have custody of all funds and securities of the Corporation which may come into his hands; when necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks, or depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made to the Corporation; he shall sign all checks made by the Corporation, shall pay out and dispose of same under the direction of the Board of Directors; he shall sign with the President, or such other person or persons as may be designated for the purpose by the Board of Directors, all bills of exchange and promissory notes of the Corporation; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall regularly enter in books of the Corporation to be kept for the purpose, full and accurate accounts of all monies received and paid by him on account of the Corporation;

he shall make and deliver to Shareholders, such statements as are required by law; and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and the President.

     SECTION 8. ASSISTANT TREASURERS: The Board of Directors may elect one or more Assistant Treasurers. Each Assistant Treasurer shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors, and in performing such duties shall act in the place and stead of the Treasurer.

     SECTION 9. POWERS AND DUTIES OF THE SECRETARY: The Secretary shall record all notices and proceedings of all Meetings of the Board of Directors and of the Shareholders; and shall act as the Secretary at such meetings; and also the proceedings of all committees of the Board of Directors in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign without the President, in the name of the Corporation, all contracts authorized by the Board of Directors; he shall affix the seal of the Corporation thereto; he shall sign with the President certificates of bonds and shares in the capital stock; he shall have charge and custody of the corporate seal, certificate books, transfer books and stock ledgers; and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of the Secretary as set forth in the general corporation laws of the State of Vermont, subject to the control of President and the Board of Directors. Although designated as "Secretary," the holder of such office shall serve as and also may be designated as "Clerk" of the Corporation.

     SECTION 10. ASSISTANT SECRETARIES: The Board of Directors may elect one or more Assistant Secretaries. Each Assistant Secretary shall have such powers and shall perform such other duties as may be assigned to him by the Board of Directors; and in performing such duties, shall act in the place and stead of the Secretary, except as otherwise provided by law.

     SECTION 11. OTHER OFFICERS: The Chairman of the Board of Directors and any Officers of the Corporation other than the President, the Vice-President or Vice-Presidents, the Secretary, and the Treasurer, and their Assistant or Assistants, shall have such powers and duties as may be assigned to them from time to time by the Board of Directors.

                                   ARTICLE IV

                               CAPITAL STOCK: SEAL

     SECTION 1. CERTIFICATES FOR SHARES: The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Articles of Association, as shall be prepared or be approved by the Board of Directors, and such certificates shall be signed by the President, or a Vice President, and the Secretary or Treasurer, which signatures may be facsimiles in accordance with law, and shall be sealed with the corporate seal, or a facsimile thereof. Each certificate shall include such provisions as may be required by law. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered to the Corporation shall be cancelled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled, except in the case of lost, stolen, mutilated or destroyed certificates which shall be replaced upon such terms as the Directors may prescribe, and except in instances of authorized stock dividends or stock splits.

     SECTION 2. TRANSFER OF SHARES: Shares in the capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person, or by his attorney in fact, under surrender and cancellation of a certificate for a like number of shares, not inconsistent with the provisions of Section 1, above.

     SECTION 3. REGULATIONS: The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient, concerning the issue, transfer, and registration of certificates for the shares of the capital stock of the Corporation, not inconsistent with the provisions of
Section 1, above.

     SECTION 4. CLOSING OF TRANSFER BOOKS: During the period of ten days prior to each meeting of the Shareholders, no transfer of stock shall be made in the books of the Corporation. The stock transfer books may also be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, not to exceed, in any case, fifty days, and during such period no stock shall be transferable.

     SECTION 5. DIVIDENDS: The Board of Directors may at any Regular Meeting or any Special Meeting declare and fix the time for the payment of dividends on its outstanding shares in cash, property, or its own shares, except when the Corporation is insolvent or when such declaration or payment would contravene the statutes of the State of Vermont.

     SECTION 6. CORPORATE SEAL: The Board of Directors shall provide a seal containing the name of the Corporation, its year of incorporation and the words "Vermont" and "Corporate Seal", which seal shall be in the charge of the Secretary.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

     SECTION 1. FISCAL YEAR: The fiscal year of the Corporation shall end on the 31st day of December in each year unless otherwise determined by the Board of Directors.

     SECTION 2. PRINCIPAL AND REGISTERED OFFICE: The Principal Office of the Corporation shall be established and maintained in the City of Burlington, County of Chittenden, and State of Vermont, or in such location as the Board of Directors shall from time to time direct; and the Registered Office of the Corporation shall be located in the City of Burlington, County of Chittenden, and State of Vermont. The Principal Office may also be the Registered Office, in which case, the Principal Office shall be maintained in the State of Vermont.

     SECTION 3. NOTICE OR WAIVER OF NOTICE: Whenever any notice is required by these By-Laws to be given, personal notice is not meant, unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States Mail in a sealed post-paid wrapper, addressed to the person so entitled thereto at his address as it appears on the stock transfer book, and any such notice shall be deemed to have been given on the day of such mailing. Notice of the time, place and purpose of any Shareholders' Meeting may be dispensed with if every Shareholder shall either attend in person or by proxy, or if absent, shall by writing, given either before or after meeting and filed with the records of the Meeting, waive such notice. Notice of any Director's Meeting may be in like manner waived by any Director.

     SECTION 4. INTERPRETATION: In these By-laws, unless there shall be something in the subject or context inconsistent therewith:

     "Shareholder" means one who is a holder of record of shares of the Corporation.

     The word "Meeting" includes the annual election of Directors.

     Words importing the singular number include the plural, and vice versa; words importing the male gender shall also be deemed to refer to the female gender where appropriate; and words importing natural persons shall include corporations.

     Any provision of these By-Laws which contravenes the statutes of the State of Vermont shall be of no effect, and in all such cases the general corporation laws of the State of Vermont shall control.

                                   ARTICLE VI

                                   AMENDMENTS

     SECTION 1. POWER TO AMEND: These By-Laws may be altered, amended, or added to at any Meeting of the Shareholders called for that purpose, by a vote of the holders of at least sixty-six and 2/3 (66 2/3%) percent of all the outstanding stock, provided that a description of the proposed change shall have been given in the notice of the Meeting.

     READ, ACCEPTED AND APPROVED by the Board of Directors this 26th day of August, 1983.